Exhibit 99.1

Media contact:	Investor contact:
Mike Jacobsen, APR	John Kristoff
+1 330 490 3796	+1 330 490 5900
michael.jacobsen@diebold.com	john.kristoff@diebold.com

FOR IMMEDIATE RELEASE:
July 30, 2012

DIEBOLD REPORTS 2012 SECOND QUARTER FINANCIAL RESULTS
Earnings overview presentation available at http://www.diebold.com/earnings/DBD2Q12.pdf

•	2Q EPS from continuing operations of $0.41, or $0.49 non-GAAP*, impacted by a higher tax rate

•	Total revenue for 2Q 2012 increased 12.2% compared with prior-year period, or 18.1% on a constant currency basis

•	Free cash use* for 2Q 2012 decreased $6.3 million from 2Q 2011, contributing to YTD improvement of $69.0 million; 2012 net debt* decreased $48.9 million to a net debt of $100.9 million;

•	Brazil government delays purchase of additional elections systems; expected revenue moves to 2013

•	Company tightens guidance for 2012 to reflect currency headwinds and Brazil elections impact

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported second quarter 2012 net income from continuing operations attributable to Diebold, net of tax, of $26.5 million, or $0.41 per diluted share. This compares with second quarter 2011 net income of $20.3 million, or $0.31 per diluted share. Second-quarter 2012 revenue was $743.2 million, up 12.2% from the second quarter 2011.

Non-GAAP income from continuing operations attributable to Diebold, net of tax, in the second quarter 2012 was $0.49 per diluted share, compared with $0.44 per diluted share from the second quarter 2011.

Management commentary
“We generated double-digit growth in revenue and earnings during the second quarter, and we improved our net debt position by nearly $50 million,” said Thomas W. Swidarski, Diebold president and chief executive officer. “Also, we achieved profitability in EMEA during the quarter and are on track to achieve our goal to be profitable for the full year in that region. We saw more than 30% revenue growth in Latin America/Brazil, a region where we are continuing to build upon our leadership position.
“Despite the year over year growth, we saw a sizable shift in revenue mix from regional to national accounts in North America and a much higher tax rate, which resulted in a sequential drop in earnings from the first quarter,” added Swidarski. “Strong financial self-service growth in deposit automation with national account customers, and the previously anticipated reduction in regional account activity with the passing of the Americans with Disabilities Act compliance deadline, resulted in a less profitable mix of business.
Swidarski concluded, “I am encouraged by the significant growth in deposit automation in North America and our prior restructuring efforts in EMEA, which are clearly having a positive impact on our profitability there. However, given a recent, significantly negative shift in currency exchange rates -- primarily in Brazil -- and a delay of anticipated additional revenue from Brazil election systems into 2013, we are tightening our guidance for 2012. Aside from these two items, our outlook remains the same. I am confident in our ability to execute on the many opportunities on the horizon for Diebold and deliver profitable growth led by our services capabilities -- both in the near term and beyond."
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*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2012 SECOND QUARTER FINANCIAL RESULTS

Results of Operations

Revenue

Total revenue for the second quarter 2012 increased 12.2% compared with the second quarter 2011, including a net negative currency impact of approximately 6%. Growth in North America and Latin America including Brazil was partially offset by revenue declines in EMEA. Asia Pacific was flat year over year, but experienced almost 7% negative currency impact.

Gross Margin

Total gross margin for the second quarter 2012 was 25.0%, a decrease of 0.6 percentage points from the second quarter of 2011, due to customer and geographic mix impacting product margins.

Operating Expenses

Total operating expenses were $145.7 million, or 19.6% of revenue, for the second quarter 2012, a decrease of 2.2 percentage points from the second quarter of 2011. Operating expenses in the second quarter 2012 included $0.8 million of net restructuring charges, primarily associated with the previously announced plan to transfer global back-office work to the company's global shared services center in India. Second quarter 2012 operating expenses also included non-routine expenses of $0.3 million for legal, consultative, and audit costs related to the previously disclosed Foreign Corrupt Practices Act (FCPA) investigation. In addition, operating expenses included non-cash impairment charges of $6.7 million related to the company's global enterprise resource planning (ERP) system. The impairment charge is a result of software and software-related costs that have been rendered obsolete due to changes in the ERP implementation plan related to configuration and design.

Operating expenses in the second quarter 2011 included $1.7 million of net restructuring charges primarily associated with restructuring efforts in EMEA. Second quarter 2011 operating expenses also included non-routine expenses of $4.7 million for legal, consultative, and audit costs related to the FCPA investigation, and for the settlement related to employment class-action lawsuits. In addition, operating expenses included a non-cash intangible asset impairment charge of $3.0 million that is primarily related to a prior acquisition.

Operating Profit

Operating profit was $39.9 million, or 5.4% of net sales, in the second quarter 2012, an increase of 1.6 percentage points from the second quarter 2011. Non-GAAP operating profit* in the second quarter 2012 was $47.7 million, or 6.4% of revenue, and $37.3 million, or 5.6% of revenue, in the second quarter 2011 excluding applicable restructuring charges, non-routine expenses and impairment charges.

Income from Continuing Operations, net of tax (attributable to Diebold)

Income from continuing operations, net of tax, was $26.5 million, or 3.6% of revenue in the second quarter 2012, an increase of 0.5 percentage points from the second quarter 2011. Included in the second quarter 2012 net of tax results are net restructuring charges of $0.5 million, $0.2 million in net non-routine expenses, and $4.2 million in impairment charges. Included in the second quarter 2011 net of tax results are net restructuring charges of $3.8 million, $3.0 million in net non-routine expenses, and $1.9 million in impairment charges.

Income Tax

The effective tax rate on continuing operations for the second quarter 2012 was 33.8 percent compared with 23.3 percent for the second quarter 2011. The 10.5 percentage point increase is attributable to the growth of income during 2012 in regions with higher tax rates. Additionally, a non-recurring discrete item related to state tax benefits reduced the effective tax rate for the second quarter 2011.

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*See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2012 SECOND QUARTER FINANCIAL RESULTS

Balance Sheet, Cash Flow and Liquidity
The company's net debt* was $100.9 million at June 30, 2012, an increase in net debt of $93.1 million from the net debt* position at December 31, 2011 and a reduction of $48.9 million from June 30, 2011. The company's net debt to capital ratio was 6.5% at June 30, 2012, 0.5% at December 31, 2011 and 9.1% at June 30, 2011.

Net cash used in operating activities was $34.0 million for the six months ended June 30, 2012, a decrease of $66.0 million compared with the six months ended June 30, 2011. Free cash use* in the second quarter 2012 was $16.3 million, a decrease of $6.3 million from the second quarter 2011. The company typically generates the majority of its cash flow during the fourth quarter.

Foreign Corrupt Practices Act review

Diebold conducted a global internal review and continues to monitor its compliance with the FCPA. The company excludes costs related to this review from its non-GAAP operating results as it provides a better overall understanding of the company's historical financial performance and future prospects. The company is also continuing its cooperation with the DOJ and SEC in their ongoing inquiries, and has recently begun initial discussions with the government toward a possible resolution to this matter.  Diebold cannot predict the length, scope or results of these ongoing inquiries and discussions, or the impact, if any, on its results of operations.

Full-year 2012 outlook

Brazil elections officials recently reaffirmed their intent to purchase 90,000 voting terminals from the company. To date, the government has ordered 35,000 units, which is expected to convert to revenue in 2012. However, officials also informed the company that they would not be ordering any additional terminals until after Brazil's elections in October. Revenue from these additional terminals would be recognized in 2013. The company had previously anticipated delivering 60,000 units in 2012. It has adjusted its full-year revenue and earnings guidance accordingly.

The following statements are based on current expectations. Guidance assumes a full-year tax rate of 27%, as well as the lower election systems revenue from Brazil. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any currency fluctuations, future mergers, acquisitions, disposals or other business combinations, or any possible resolution to the FCPA matter.

Expectations for the full year 2012 are as follows:

•	Revenue

	Previous Guidance	Current Guidance
Total revenue	7% to 10%	6% to 8%
Financial self-service	10% to 13%	10% to 12%
Security	1% to 4%	1% to 4%
Brazil election sys. / lottery	$60 million to $90 million	$45 million to $55 million

•	Earnings per share

	Previous Guidance	Current Guidance
2012 EPS (GAAP)	$2.38 - $2.61	$2.31 - $2.44
Restructuring charges	0.08 - 0.06	0.08 - 0.06
Non-routine exp.	0.04 - 0.03	0.04 - 0.03
Non-routine inc.	N/A	N/A
Impairment	N/A	0.07
2012 EPS non-GAAP*	$2.50 - $2.70	$2.50 - $2.60

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*See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2012 SECOND QUARTER FINANCIAL RESULTS

Overview presentation and conference call

More information on Diebold's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold's Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company's financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

Revenue Summary by Product, Service and Geographic Area

Revenue Summary by Product and Service Solutions
(In Thousands)
	Q2 2012	Q2 2011	% Change	YTD 6/30/12	YTD 6/30/11	% Change
Financial Self-Service
Service	$295,587	$285,337	3.6%	$595,522	$549,793	8.3%
Product	294,105	225,078	30.7%	555,172	423,718	31.0%
Total Fin. Self-Service	589,692	510,415	15.5%	1,150,694	973,511	18.2%

Security Solutions
Service	101,248	103,602	(2.3)%	198,088	203,520	(2.7)%
Product	42,780	44,431	(3.7)%	80,813	87,844	(8.0)%
Total Security	144,028	148,033	(2.7)%	278,901	291,364	(4.3)%

Total Fin. Self-Service & Security	733,720	658,448	11.4%	1,429,595	1,264,875	13.0%

Brazil Election Systems & Lottery	9,468	3,934	140.7%	12,084	11,664	3.6%

Total Revenue	$743,188	$662,382	12.2%	$1,441,679	$1,276,539	12.9%

Revenue Summary by Geographic Segment
	Q2 2012	Q2 2011	% Change	YTD 6/30/12	YTD 6/30/11	% Change
Diebold North America	$398,897	$337,992	18.0%	$798,817	$643,956	24.0%
Diebold International
Latin America (incl. Brazil)	163,329	124,206	31.5%	300,997	277,094	8.6%
Asia Pacific	96,149	96,122	—%	192,349	180,011	6.9%
Europe, Middle East, Africa	84,813	104,062	(18.5)%	149,516	175,478	(14.8)%
Total Diebold International	344,291	324,390	6.1%	642,862	632,583	1.6%

Total Revenue	$743,188	$662,382	12.2%	$1,441,679	$1,276,539	12.9%

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PAGE 5/ DIEBOLD REPORTS 2012 SECOND QUARTER FINANCIAL RESULTS

Other income, net summary:

	Q2 2012	Q2 2011	YTD 6/30/12	YTD 6/30/11
Miscellaneous, net	$431	$1,434	$341	$1,457
Foreign exchange gain, net	1,102	1,492	1,647	446
Interest expense	(7,461)	(9,515)	(15,069)	(18,188)
Investment income	8,039	9,669	19,994	20,567
Total other income, net	$2,111	$3,080	$6,913	$4,282

Notes for Non-GAAP Measures

1.	Profit/loss summary - 2nd quarter comparison (Dollars in millions)

Q2 2012							Q2 2011
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$743.2	$185.6	25.0%	$145.7	$39.9	5.4%	GAAP Results	$662.4	$169.5	25.6%	$144.4	$25.1	3.8%
	(0.1)		(0.8)	0.7		Restructuring		2.8		(1.7)	4.5
	—		(0.3)	0.3		Non-rout. Exp		—		(4.7)	4.7
	—		—	—		Non-rout. Inc		—		—	—
	—		(6.7)	6.7		Impairment		—		(3.0)	3.0
$743.2	$185.5	25.0%	$137.8	$47.7	6.4%	Non-GAAP Results	$662.4	$172.3	26.0%	$135.0	$37.3	5.6%

Profit/loss summary - year-to-date comparison (Dollars in millions)

YTD 6/30/12							YTD 6/30/11
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$1,441.7	$378.8	26.3%	$284.3	$94.5	6.6%	GAAP Results	$1,276.5	$318.9	25.0%	$284.9	$34.0	2.7%
	(0.8)		(3.2)	2.4		Restructuring		9.0		(7.3)	16.3
	—		(1.3)	1.3		Non-rout. Exp		—		(10.5)	10.5
	—		—	—		Non-rout. Inc		—		—	—
	—		(6.7)	6.7		Impairment		—		(3.0)	3.0
$1,441.7	$378.0	26.2%	$273.1	$104.9	7.3%	Non-GAAP Results	$1,276.5	$327.9	25.7%	$264.2	63.7	5.0%

The company's management believes excluding net restructuring charges/(benefits) and non-routine expenses/income from operating results is an indication of the company's baseline performance. The exclusion of these items permits evaluation and comparison of results for the company's core business operations and it is on this basis that the company's management internally assesses the company's performance.

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PAGE 6/ DIEBOLD REPORTS 2012 SECOND QUARTER FINANCIAL RESULTS

2.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q2 2012	Q2 2011	YTD 6/30/12	YTD 6/30/11
Total EPS from continuing operations (GAAP measure)	$0.41	$0.31	$1.12	$0.34
Restructuring charges	0.01	0.06	0.03	0.20
Non-routine expenses	—	0.04	0.01	0.10
Non-routine income	—	—	—	—
Impairment charges	0.07	0.03	0.07	0.03
Total adjusted EPS (non-GAAP measure)	$0.49	$0.44	$1.23	$0.67

The company's management believes excluding net restructuring charges/(benefits), non-routine expenses/income and impairment charges is useful to investors because it provides an overall understanding of the company's historical financial performance and future prospects. Exclusion of these items permits evaluation and comparison of results for the company's core business operations, and it is on this basis that management internally assesses the company's performance.

3.	Free cash flow / (use) is calculated as follows:

	Q2 2012	Q2 2011	YTD 6/30/12	YTD 6/30/11
Net cash used by operating activities (GAAP measure)	$(7,949)	$(9,823)	$(33,970)	$(99,974)
Capital expenditures	(8,372)	(12,785)	(20,669)	(23,687)
Free cash flow / (use) (non-GAAP measure)	$(16,321)	$(22,608)	$(54,639)	$(123,661)

The company's management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

4.	Net investment/(debt) is calculated as follows:

	6/30/2012	12/31/2011	6/30/2011
Cash, cash equivalents and short-term investments (GAAP measure)	$591,400	$620,773	$539,969
Debt instruments	(692,275)	(628,503)	(689,698)
Net investment/(debt) (non-GAAP measure)	$(100,875)	$(7,730)	$(149,729)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 96% and 98% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

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PAGE 7/ DIEBOLD REPORTS 2012 SECOND QUARTER FINANCIAL RESULTS

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company's product and technology introductions in the marketplace;

•	the company's ability to maintain effective internal controls;

•	changes in the company's intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the impact of any current/pending lawsuits;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any;

•	the outcome of the company's global FCPA review and any actions taken by government agencies in connection with the company's self disclosure, including the pending DOJ and SEC investigations; and

•	the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its restructuring actions.

About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in the Canton, Ohio region, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol 'DBD.' For more information, visit the company's website at www.diebold.com.

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net Sales
Service	$396,909	$388,951	$793,774	$753,325
Product	346,279	273,431	647,905	523,214
Total	743,188	662,382	1,441,679	1,276,539
Cost of goods
Service	294,092	288,123	579,488	564,013
Product	263,527	204,769	483,382	393,632
Total	557,619	492,892	1,062,870	957,645
Gross Profit	185,569	169,490	378,809	318,894
Percent of net sales	25.0%	25.6%	26.3%	25.0%
Operating expenses
Selling, general and administrative	118,803	122,051	238,598	243,162
Research, development and engineering	20,172	19,375	38,973	38,799
Impairment of assets	6,701	2,962	6,701	2,962
Total	145,676	144,388	284,272	284,923
Percent of net sales	19.6%	21.8%	19.7%	22.3%
Operating profit	39,893	25,102	94,537	33,971
Percent of net sales	5.4%	3.8%	6.6%	2.7%
Other income, net	2,111	3,080	6,913	4,282
Income from continuing operations before taxes	42,004	28,182	101,450	38,253
Taxes on income	(14,212)	(6,580)	(27,693)	(12,505)
Income from continuing operations	27,792	21,602	73,757	25,748
Income from discontinued operations, net of tax	—	529	—	518
Net income	27,792	22,131	73,757	26,266
Less: net income attributable to noncontrolling interest	(1,290)	(1,327)	(2,092)	(2,961)
Net income attributable to Diebold, Inc.	$26,502	$20,804	$71,665	$23,305

Basic weighted average shares outstanding	63,064	65,028	62,899	65,393
Diluted weighted average shares outstanding	64,035	65,482	63,795	65,842

Basic Earnings Per Share:
Income from continuing operations	$0.42	$0.31	$1.14	$0.35
Income from discontinued operations	—	0.01	—	0.01
Net income	$0.42	$0.32	$1.14	$0.36

Diluted Earnings Per Share:
Income from continuing operations	$0.41	$0.31	$1.12	$0.34
Income from discontinued operations	—	0.01	—	0.01
Net income	$0.41	$0.32	$1.12	$0.35

Amounts Attributable to Diebold, Inc.
Income from continuing operations	$26,502	$20,275	$71,665	$22,787
Income from discontinued operations	—	529	—	518
Net income attributable to Diebold, Inc.	$26,502	$20,804	$71,665	$23,305

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$320,541	$333,920
Short-term investments	270,859	286,853
Trade receivables, net	451,038	414,969
Inventories	486,089	440,900
Other current assets	272,471	255,713
Total current assets	1,800,998	1,732,355

Securities and other investments	74,946	74,869
Property, plant and equipment, net	179,683	192,694
Goodwill	245,163	253,063
Other assets	268,539	264,462
Total assets	$2,569,329	$2,517,443

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$61,717	$21,722
Accounts payable	229,371	221,964
Other current liabilities	549,313	580,531
Total current liabilities	840,401	824,217

Long-term debt	630,037	606,154
Long-term liabilities	216,130	228,812

Total Diebold, Inc. shareholders' equity	850,737	826,986
Noncontrolling Interests	32,024	31,274
Total equity	882,761	858,260

Total liabilities and equity	$2,569,329	$2,517,443

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN THOUSANDS)

	Six Months Ended
	June 30,
	2012	2011
Cash flow from operating activities:
Net income	$73,757	$26,266
Adjustments to reconcile net income to cash flow from operating activities:
Depreciation and amortization	38,795	39,034
Other	10,222	7,330

Cash flow from changes in certain assets and liabilities:
Trade receivables	(44,841)	(28,284)
Inventories	(54,882)	(36,452)
Accounts payable	10,406	(13,392)
Certain other assets and liabilities	(67,427)	(94,476)
Net cash used in operating activities	(33,970)	(99,974)

Cash flow from investing activities:
Proceeds from sale of discontinued operations	—	2,520
Net investment activity	(3,756)	29,983
Capital expenditures	(20,669)	(23,687)
Increase in certain other assets & other	2,806	3,975
Net cash (used in) provided by investing activities	(21,619)	12,791

Cash flow from financing activities:
Dividends paid	(36,313)	(37,090)
Net borrowings	63,487	123,116
Repurchase of common shares	(2,896)	(57,591)
Other	16,482	2,629
Net cash provided by financing activities	40,760	31,064

Effect of exchange rate changes on cash	1,450	6,201

Decrease in cash and cash equivalents	(13,379)	(49,918)
Cash and cash equivalents at the beginning of the period	333,920	328,658
Cash and cash equivalents at the end of the period	$320,541	$278,740